EXHIBIT 3.2

AMENDED AND RESTATED

BYLAWS

OF

REKOR SYSTEMS, INC.

A Delaware Corporation

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AMENDED AND RESTATED

BYLAWS

OF

REKOR SYSTEMS, INC.

(A Delaware corporation)

As adopted and with effect on December 15, 2021

ARTICLE I

CORPORATE OFFICES

1.1 Registered Office.

The registered office of Rekor Systems, Inc. (the “Company”) shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the Company at such location is The Corporation Trust Company.

1.2 Other Offices.

The Board of Directors (the “Board”) may at any time establish other offices at any place or places where the Company is qualified to do business.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1 Annual Meeting.

(a) The annual meeting of stockholders (any such meeting being referred to in these Bylaws as an “Annual Meeting”) for the election of directors to succeed those whose term expire (or, if fewer, the number of directors properly nominated and qualified for election) and for the transaction of such other business as may properly come before the meeting shall be held at the hour, date and place within or without the United States which is fixed by resolution of the Board adopted by a majority of the Whole Board. For purposes of these Bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

(b) The time, date and place of an Annual Meeting may be changed at any time by resolution of the Board approved by the same vote of the Board as is required to fix the original time, date and place of the Annual Meeting. Further, the Board may, in its sole discretion, determine that the meeting may be held solely by means of remote communication, as permitted by Section 211 of the Delaware General Corporation Law, as amended (“DGCL”).

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(c) Unless otherwise provided herein, any and all references hereafter in these Bylaws to an Annual Meeting or Annual Meetings also shall be deemed to refer to any special meeting or special meetings.

2.2 Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders.

(1) For proposed nominations of persons for election to the Board of the Company and the proposal of business to be properly brought before an Annual Meeting, such proposed nominations or other proposed business must be brought before such meeting (a) pursuant to the Company’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board or any duly authorized committee thereof , or (c) by any stockholder of record of the Company “Present in Person” (as defined below) who (A) was a stockholder of record at the time of giving of notice provided for in Section 2.2(a)(2), (B) is entitled to vote at such meeting, and (C) who complies in all applicable respects with the requirements set forth in Section 2.2(a)(2) and the other requirements set forth elsewhere in this Section 2.2. In addition to the other requirements set forth in this Section 2.2, for any proposal of business to be considered at an Annual Meeting, it must be a proper subject for action by stockholders of the Company under these Bylaws, the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the DGCL, and other applicable law.

Subject to Section 2.2(b)(10) of this Article II and except as otherwise required by applicable law, clause (c) of this Section 2.2(a)(1) shall be the exclusive means for a stockholder to make nominations or propose other business (other than proposals submitted for inclusion in the Company’s proxy statement pursuant to, and in compliance with, Rule 14a-8 (and the interpretations thereunder) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) promulgated thereunder and which proposals are not excludable under Rule 14a-8 of the Exchange Act, whether pursuant to a no-action letter from the Staff of the SEC’s Division of Corporation Finance or a determination of a federal court of competent jurisdiction before an Annual Meeting.

For purposes of these Bylaws, “Present in Person” shall mean that the stockholder proposing that the business be brought before an Annual Meeting, or, if the proposing stockholder is not an individual, a Qualified Representative (as defined below) of such proposing stockholder, appear in person at such Annual Meeting (unless such meeting is held by means of remote communication in which case the proposing stockholder or its qualified representative shall be present at such Annual Meeting by means of remote communication).

(2) Except as otherwise required by applicable law or the Certificate of Incorporation, for proposed nominations or other proposed business to be properly brought before an Annual Meeting by a stockholder pursuant to clause (c) of paragraph (a)(1) of this Section 2.2, (i) the stockholder must have given timely notice thereof in writing and in proper form to the Secretary of the Company with the information contemplated and required by this Section 2.2(a)(2) including, where applicable, delivery to the Company of timely and completed questionnaires as contemplated and required by this Section 2.2(a)(2), (ii) the stockholder must have otherwise complied with this Section 2.2(a)(2) and all other provisions of this Section 2.2 in all applicable respects, (iii) the making of such proposal or proposed nomination(s) must be permitted by the Certificate of Incorporation, these Bylaws, the DGCL and other applicable law, and (iv) the proposed business and/or proposed nomination(s) must be proper matters for stockholder action under the Certificate of Incorporation, these Bylaws, the DGCL and other applicable law.

To be timely for purposes of this Section 2.2(a)(2), a stockholder’s notice shall be delivered to the Secretary of the Company at the principal executive offices of the Company on a date not later than the close of business on the ninetieth (90th) calendar day, nor earlier than the close of business on the one hundred twentieth (120th) calendar day, prior to the first anniversary of the immediately preceding year’s Annual Meeting; provided, however, that if there was no Annual Meeting in the immediately preceding year or in the event that the date of the Annual Meeting is advanced by more than thirty (30) calendar days before or delayed by more than sixty (60) calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered on or before the later of (i) the close of business on the ninetieth (90th) calendar day prior to such Annual Meeting or (ii) the close of business on the tenth (10th) calendar day following the day on which public disclosure of the date of such meeting by the Company is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the delivery of such notice.

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To be in proper form, a notice from a stockholder shall set forth:

(a) as to each person whom such stockholder proposes to nominate for election or re-election as a director, (i) all information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filing if such a filing was to be made in connection with a solicitation of proxies for the election of such proposed nominee in an election contest (even if a contested solicitation is not involved), or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act and the rules and regulations of the SEC promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director of the Company if elected); (ii) a description in reasonable detail of all direct and indirect compensation, reimbursement, indemnification or other benefit (whether monetary or non-monetary) arrangements, agreements or understandings, written or oral, during the past three years, and any other material relationship, if any, between or concerning such stockholder, any Stockholder Associated Person (as defined below) or any of their respective affiliates or associates, on the one hand, and the proposed nominee or any of his or her affiliates or associates, on the other hand; (iii) a description in reasonable detail of any and all agreements, arrangements and/or understandings (whether written or oral and whether formal or informal), between such proposed nominee and any person or entity (naming each such person or entity) with respect to any direct or indirect compensation, reimbursement, indemnification or other benefit (whether monetary or non-monetary) in connection with or related to such proposed nominee’s service on the Board if elected as a member of the Board; (iv) all information that would be required to be disclosed pursuant to Items 403 and 404 under Regulation S-K if the stockholder providing the notice or any Stockholder Associated Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant; (v) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.2(a)(2) if such proposed nominee was the proposing stockholder or a Stockholder Associated Person; (vi) to the extent that such proposed nominee has entered into (a) any agreement, arrangement or understanding (whether written or oral and whether formal or informal) with, or has given any commitment or assurance to, any person or entity as to the positions that such proposed nominee, if elected as a director of the Company, would take in support of or in opposition to any issue or question that may be presented to him or her for consideration in his or her capacity as a director of the Company, (b) any agreement, arrangement or understanding (whether written or oral and whether formal or informal) with, or has given any commitment or assurance to, to any person or entity as to how such proposed nominee, if elected as a director of the Company, would act or vote with respect to any issue or question presented to him or her for consideration in his or her capacity as a director of the Company, (c) any agreement, arrangement or understanding (whether written or oral, formal or informal) with any person or entity that could potentially limit or interfere with the proposed nominee’s ability to comply, if elected as a director of the Company, with his or her fiduciary duties, as a director of the Company, to the Company or its stockholders, or (d) any agreement, arrangement or understanding (whether written or oral and whether formal or informal) with any person or entity that could be reasonably interpreted as having been or being intended to require such proposed nominee to consider the interests of a person or entity (other than the Company and its stockholders) in complying with his or her fiduciary duties, as a director of the Company, to the Company or its stockholders, a description in reasonable detail of each such agreement, arrangement or understanding (whether written or oral and whether formal or informal) or commitment or assurance (whether written or oral and whether formal or informal); (vii) to the extent that such proposed nominee has been determined by any governmental authority or self-regulatory organization to have violated any federal or state securities or commodities laws, including but not limited to, the Securities Act of 1933, as amended, the Exchange Act or the Commodity Exchange Act, a description in reasonable detail of such violation and all legal proceedings relating thereto; (viii) to the extent that such proposed nominee has been convicted of any past criminal offenses involving dishonesty or a breach of trust or duty, a description in reasonable detail of such offense and all legal proceedings relating thereto; (ix) to the extent that such proposed nominee has ever been suspended or barred by any governmental authority or self-regulatory organization from engaging in any profession or participating in any industry, or has otherwise been subject to a disciplinary action by a governmental authority or self-regulatory organization that provides oversight over the proposed nominee’s current or past profession or an industry that the proposed nominee has participated in, a description in reasonable detail of such action and the reasons therefor; and (x) such proposed nominee’s executed written undertaking agreeing to comply, if elected as a director of the Company, with all corporate governance, conflicts of interest, code of conduct and ethics, confidentiality and stock ownership and trading policies and guidelines of the Company, as the same shall be amended from time to time by the Board and further agreeing not to become, a party to any agreement, arrangement or understanding with any person or entity other than the Company in connection with service or action as a member of the Board that has not been disclosed to the Company;

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(b) as to any other business that the stockholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Company, the language of the proposed amendment), any interest in such business of such stockholder or any Stockholder Associated Person, individually or in the aggregate, including any anticipated benefit to the stockholder or any Stockholder Associated Person therefrom and the names and addresses of other stockholders known by the stockholder proposing such business to support such proposal, and the class and number of shares of the Company’s capital stock beneficially owned by such other stockholders; and

(c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder or any Stockholder Associated Person as they appear on the Company’s books, and of such beneficial owner, (ii) the class (and, if applicable, series) and number of shares of the Company which are owned, directly or indirectly, beneficially and of record by such stockholder or any Stockholder Associated Person (including any shares of any class or series of the Company as to which such stockholder or any Stockholder Associated Person has a right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately, only after the passage of time or only upon the satisfaction of certain conditions precedent), the dates on which such shares were acquired and the investment intent of such acquisition of shares at the time they were acquired, (iii) a description in reasonable detail of any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class (or, if applicable, series) of shares of stock of the Company or with a value derived in whole or in part from the value of any class (or, if applicable, series) of shares of stock of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (each, a “Derivative Instrument”) directly or indirectly owned beneficially or of record by such stockholder or any Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the Company of the stockholder or any Stockholder Associated Person, (iv) a description in reasonable detail of any proxy, contract, arrangement, understanding or relationship (whether written or oral and whether formal or informal) between such stockholder or any Stockholder Associated Person and any other person or entity (naming each such person or entity) pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any securities of the Company, (v) a description in reasonable detail of any plans or proposals, that would be required to be disclosed by such stockholder or any Stockholder Associated Person or any other person or entity pursuant to Item 4 of a Schedule 13D that would be filed pursuant to the Exchange Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D is applicable to such stockholder or any Stockholder Associated Person or other person or entity) together with a description of any agreements, arrangements or understandings (whether written or oral and whether formal or informal) that relate to such plans or proposals, (vi) a description in reasonable detail of any agreements, arrangements or understandings that would be required to be disclosed by such stockholder or any Stockholder Associated Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D is applicable to such stockholder or any Stockholder Associated Person or other person or entity), (vii) a description in reasonable detail of any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or beneficially owns, directly or indirectly, an interest in a general partner, (viii) a description in reasonable detail of any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to attributable to any increase or decrease in the value of the shares of stock of the Company or Derivative Instruments, (ix) a description in reasonable detail of any pending, or to such stockholder’s knowledge, threatened legal proceeding in which such stockholder or any Stockholder Associated Person is a party or participant involving the Company or any officer, director affiliate, or associate of the Company, (x) a description in reasonable detail of any relationship (including any direct or indirect interest in any agreement, arrangement or understanding, whether written or oral and whether formal or informal) between such stockholder or any Stockholder Associated Person and the Company or any director, officer, affiliate or associate of the Company (naming such officer, director affiliate, or associate), including, but not limited to, a description in reasonable detail of any discussions between such stockholder or any Stockholder Associated Person and any officer, director affiliate, or associate of the Company (naming such officer, director affiliate, or associate) with respect to (1) the proposal of any business or the proposal of any nominees sought to be brought before an Annual Meeting by a stockholder, (2) any changes sought to be made to the composition of the Board or the Company’s strategic direction, or (3) any plans or proposals for the Company to be potentially pursued by the stockholder or any Stockholder Associated Person if any proposed business was approved, or any proposed nominees were elected, at the Annual Meeting, (xi) a description in reasonable detail of any direct or indirect interest of such stockholder or any Stockholder Associated Person in any current or proposed contract or agreement or existing, pending or proposed transaction with the Company, or any affiliate or associate of the Company (naming such affiliate or associate), (xii) any other information relating to such stockholder or any Stockholder Associated Person required to be disclosed in a proxy statement or other filing if such a filing was to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest (even if a contested solicitation is not involved) pursuant to, and in accordance with, Section 14(a) of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, (xiii) a representation that the stockholder is a holder of record of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination (unless such meeting is held by means of remote communication and, in such case, a representation that the stockholder shall appear at the meeting by means of remote communication), (xiv) a certification that the stockholder and all Stockholder Associated Persons have complied with all applicable federal, state and other legal requirements, including, but not limited to, Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, in connection with the stockholder’s and each Stockholder Associated Person’s acquisition and record and/or beneficial ownership of shares of capital stock or other securities of the Company, and (xv) whether either the stockholder intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company’s voting shares required under the Certificate of Incorporation, the Bylaws and applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company’s voting shares reasonably believed by such stockholder to be sufficient to elect such nominee(s) or otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination.

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For purposes of these Bylaws, “close of business” shall mean 5:00 p.m. local time at the principal executive offices of the Company on any calendar day, whether or not such day is a business day. For purposes of these Bylaws, a “Stockholder Associated Person” of any stockholder means (i) any “affiliate” or “associate” (as those terms are defined in Rule 12b-2 under the Exchange Act) of such stockholder, (ii) any beneficial or record owner of any capital stock or other securities of the Company owned of record or beneficially by such stockholder, (iii) any person directly or indirectly controlling, controlled by or under common control with such stockholder or any Stockholder Associated Person referred to in clause (i) or (ii) above, (iv) any person who is a member of a “group” (for purposes of these Bylaws, as such term is used in Rule 13d-5 under the Exchange Act) with any such stockholder or beneficial owner (or their respective affiliates and associates), (v) any person “Acting in Concert” in respect of any matter involving the Company or its securities with either such stockholder or any beneficial or record owner of any capital stock or other securities of the Company owned of record or beneficially by such stockholder (or their respective affiliates and associates), and (vi) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such stockholder or beneficial owner in the solicitation of proxies in respect of any nominations or other business proposed to be brought before the stockholders of the Company. For purposes of these Bylaws, a person shall be deemed to be “Acting in Concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Company in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, however, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies, or special meeting demands from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy statement filed on Schedule 14A. A person “Acting in Concert” with another person shall be deemed to be “Acting in Concert” with any third party who is also “Acting in Concert” with such other person.

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In addition, in order for a proposed nomination to be properly brought by a stockholder before (i) an Annual Meeting pursuant to clause (c) of Section 2.2(a)(1), or (ii) a special meeting pursuant to Section 2.2(b)(9), any nominee proposed by a stockholder shall complete a questionnaire, in a form provided by the Company upon request to the Company’s Secretary, and deliver a signed copy of such completed questionnaire to the Company no later than the tenth (10th) calendar day after the date that the Company makes available to the stockholder seeking to make such nomination or such proposed nominee the form of such questionnaire. The Company may require any proposed nominee to furnish such other information as may be reasonably requested by the Company to determine the eligibility of the proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the nominee. The information required to be included in a notice pursuant to this Section 2.2(a)(2) or Section 2.2(b)(9) shall be provided as of the date of such notice and shall be supplemented by the stockholder not later than ten (10) calendar days after the record date for the determination of stockholders entitled to notice of the meeting to disclose any changes to such information as of the record date. Upon written request by the Secretary of the Company, any stockholder submitting a notice pursuant to this Section 2.2(a)(2) or Section 2.2(b)(9) shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the reasonable discretion of the Company, to demonstrate the complete accuracy and truthfulness of any information, and the absence of any false and misleading statements or other statements that may violate the Exchange Act or other applicable law, in any notice submitted by the stockholder pursuant to this Section 2.2(a)(2) or Section 2.2(b)(9) (including, if requested by the Company, written confirmation by such stockholder that it continues to intend to bring before the meeting the proposed nominations and/or other business proposed in its stockholder notice). If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 2.2(a)(2) or Section 2.2(b)(9). The information required to be included in a notice pursuant to this Section 2.2(a)(2) or Section 2.2(b)(9) shall not include any ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who, in the ordinary course of business, is directed to prepare and submit the notice required by this Section 2.2(a)(2) or Section 2.2(b)(9) on behalf of a beneficial owner of the shares held of record by such broker, dealer, commercial bank, trust company or other nominee and who is not otherwise affiliated or associated with such beneficial owner.

(3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 2.2 to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public disclosure, made by the Company, naming all of the nominees for director or specifying the size of the increased Board at least one hundred (100) calendar days prior to the first anniversary of the immediately preceding year’s Annual Meeting, a stockholder’s notice required by this Section 2.2 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, and only with respect to a stockholder who had, prior to such increase in the size of the Board, previously submitted in proper written form, in compliance with this Section 2.2, a notice prior to the deadline set forth in the second sentence of paragraph (a)(2) of this Section 2.2, if it shall be delivered to, or mailed and received by, the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the tenth (10th) calendar day following the day on which such public disclosure is first made by the Company.

(b) General.

(1) Subject to the Certificate of Incorporation, Section 2.2(b)(10) of these Bylaws and applicable law, only such persons who are proposed as nominees in accordance with the provisions of this Section 2.2 shall be eligible for election and to serve as directors and the only business that shall be conducted at an Annual Meeting is the business that shall have been brought before the Annual Meeting in accordance with the provisions of this Section 2. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made in accordance with the provisions of this Section 2.2 and if the chairman of the meeting determines that any stockholder proposal or proposed nomination was not made in accordance with the provisions of this Section 2.2, such stockholder proposal or proposed nomination shall be disregarded and shall not be presented for action at the Annual Meeting.

(2) For purposes of these Bylaws, “public disclosure” or its corollary “publicly disclosed” shall mean disclosure in (i) a press release issued by the Company and distributed through a nationally-recognized news distribution service, (ii) a document publicly filed or furnished by the Company with the SEC pursuant to Section 13, 14 or 15(d) of the Act, or (iii) another method reasonably intended by the Company to achieve broad-based dissemination of the information contained therein.

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(3) Notwithstanding anything in this Section 2.2 to the contrary, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder including, but not limited to, Section 13(d) and Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, with respect to the matters set forth in this Section 2.2 and any filings required to be made with the SEC in connection therewith. Nothing in this Section 2.2 shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to, and in compliance with, Rule 14a-8 under the Exchange Act and the SEC’s interpretations thereunder, including those of the Staff of the SEC’s Division of Corporation Finance, or (ii) the holders of any series of preferred stock to elect directors under specified circumstances.

(4) Notwithstanding any notice of the meeting sent to stockholders on behalf of the Company, a stockholder must separately comply with this Section 2.2 to propose any nominations or conduct other business at any stockholder meeting. If the stockholder’s proposed business, including, but not limited to, the election of directors, is the same or relates to business brought by the Company and included in the Company’s meeting notice, the stockholder is nevertheless still required to comply with this Section 2.2 and deliver its own separate and timely notice to the Secretary of the Company that complies in all respects with the requirements of this Section 2.2.

(5) A stockholder submitting a notice to the Company pursuant to paragraph (a)(2) of this Section 2.2, by its delivery to the Company, represents and warrants that all information contained therein, is true, accurate and complete in all respects, contains no false and misleading statements and no statements that violate the Exchange Act or other applicable law and such stockholder acknowledges that it intends for the Company and the Board to rely on such information as (i) being true, accurate and complete in all respects and (ii) not containing any false and misleading statements or any statements that violate the Exchange Act or other applicable law.

(6) For a stockholder’s notice to comply with the requirements of paragraph (a)(2) of this Section 2.2, it must set forth in writing directly within the body of the notice (as opposed to being incorporated by reference from any other document or writing not prepared in response to the requirements of this Section 2.2) all the information required to be included therein as set forth in paragraph (a)(2) of this Section 2.2 and each of the requirements of paragraph (a)(2) of this Section 2.2 shall be directly responded to in a manner that makes it clearly apparent how the information provided is specifically responsive to any requirements of this paragraph (a)(2). For the avoidance of doubt, a stockholder’s notice shall not be deemed to be in compliance with paragraph (a)(2) of this Section 2.2 if it attempts to include the required information by incorporating by reference any other document, writing or part thereof, including, but not limited to, any documents publicly filed with the SEC.

(7) For a stockholder’s notice to comply with the requirements of paragraph (a)(2) of this Section 2.2, each of the requirements of paragraph (a)(2) of this Section 2.2 shall be directly and expressly responded to and a stockholder’s notice must clearly indicate and expressly reference which provisions of paragraph (a)(2) of this Section 2.2 the information disclosed is intended to be responsive to. Information disclosed in one section of the stockholder’s notice in response to one provision of paragraph (a)(2) of this Section 2.2 shall not be deemed responsive to any other provision of paragraph (a)(2) of this Section 2.2 unless it is expressly cross-referenced to such other provision and it is clearly apparent how the information included in one section of the stockholder’s notice is directly and expressly responsive to the information required to be included in another section of the stockholder’s notice pursuant to paragraph (a)(2) of this Section 2.2. For the avoidance of doubt, statements purporting to provide global cross-references that purport to provide that all information provided shall be deemed to be responsive to all requirements of paragraph (a)(2) of this Section 2.2 shall not satisfy the requirements of this paragraph (b)(7) of this Section 2.2.

(8) Notwithstanding the foregoing provisions of this Section 2.2, unless otherwise required by applicable law, if the stockholder (or a qualified representative of the stockholder) does not appear at the Annual Meeting or a special meeting of stockholders of the Company to present a proposed nomination or other proposed business or does not provide the information required by paragraph (a)(2) of Section 2.2 in a manner that complies with all applicable provisions of this Section 2.2, including providing on a timely basis any required supplement thereto, such proposed nomination and/or other proposed business, as the case may, shall be disregarded and such proposed nomination and/or proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been solicited by the stockholder and delivered to the Company. For purposes of this Section 2.2, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, member, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

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(9) Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company’s notice of meeting (a) by or at the direction of the Board or any duly authorized committee thereof or (b) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Company who is a stockholder of record at the time the notice provided for in this Section 2.2(b)(9) is delivered to the Secretary of the Company, who is entitled to vote at the meeting upon such election, who attends, or whose duly qualified representative attends, the meeting and makes such nominations, and who complies with the requirements of this Section 2.2(b)(9) in all applicable respects. In the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may propose a nominee or nominees (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, if a stockholder’s notice containing the information contemplated and required by paragraph (a)(2) of Section 2.2 (including, but not limited to, for each proposed nominee, the completed and signed questionnaire and undertaking required thereby) shall be delivered to the Secretary of the Company at the principal executive offices of the Company not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to such special meeting and not later than the close of business on the later of (i) the ninetieth (90th) calendar day prior to such special meeting or (ii) the tenth (10th) calendar day following the day on which public disclosure is first made by the Company of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Except as expressly provided by, and subject to compliance with, this Section 2.2(b)(9), stockholders shall not be permitted to bring before any special meeting of the stockholders any proposed business or the proposed nomination of persons for election to the Board.

(10) All provisions of this Section 2.2 are subject to, and nothing in this Section 2.2 shall in any way limit the exercise, or the method or timing of the exercise of, the rights of any person expressly granted by the Company pursuant to a written agreement to nominate directors, which rights may be exercised without compliance with the provisions of this Section 2.2.

2.3 Special Meetings.

(a) Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of preferred stock, special meetings of the stockholders of the Company may be called at any time by the Board acting pursuant to a resolution adopted by a majority of the Whole Board, the Chairman of the Board, the President of the Company, or by one or more stockholders holding shares in the aggregate entitled to cast not less than 35% of the votes at that meeting. The Board may postpone or reschedule any previously-scheduled special meeting.

(b) At any special meeting of the stockholders of the Company, only such business shall be conducted or considered as shall have been properly brought before the special meeting. For business to be properly brought before a special meeting, it must be (i) specified in the Company’s notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (ii) if not specified in the notice of meeting (or any supplement thereto) provided by or at the direction of the Board (or any duly authorized committee thereof), otherwise properly brought before the special meeting by or at the direction of the Board (or any duly authorized committee of the Board) or the Chairman of the Board (if any), or (iii) with respect to the election of directors, provided that the Board has called a special meeting of stockholders for the purpose of electing one or more directors to the Board, by any stockholder of the Company who complies in all respects with the requirements of Section 2.2(b)(9). Only those matters set forth in the Company’s notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Company.

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2.4 Notice of Meetings; Postponements; Adjournment.

(a) A notice of each Annual Meeting stating the hour, date and place, and the means of remote communication, if any, of an Annual Meeting shall be given not less than ten (10) calendar days nor more than sixty (60) calendar days before the Annual Meeting, to each stockholder entitled to vote thereat, except as otherwise provided herein or required by law or the Certificate of Incorporation, by delivering such notice to such stockholder or by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the Company’s stock transfer books. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic mail or other electronic transmission, in the manner provided in Section 232 of the DGCL. An affidavit of the secretary or an assistant secretary or of the transfer agent of the Company that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Notice of all special meetings of stockholders shall be given in the same manner as provided for Annual Meetings, except that the notice of all special meetings shall state the purpose or purposes for which the meeting has been called. Notice of an Annual Meeting of stockholders need not be given to a stockholder if a waiver of notice is executed before or after such meeting by such stockholder or if such stockholder attends such meeting, unless such attendance is for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

(b) The Board may postpone and reschedule any previously scheduled Annual Meeting and any record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to Section 2.2 of this Article II of these Bylaws or otherwise. In no event shall the public disclosure of an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders commence a new time period for the giving of a stockholder’s notice under Section 2.2 of this Article II of these Bylaws. When a previously called Annual Meeting is postponed to another time, date or place, if any, notice of the place (if any), date and time of the postponed meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present and vote at such postponed meeting, shall be given in conformity with this Section 2.4 unless such meeting is postponed to a date that is not more than sixty (60) calendar days after the date that the initial notice of the meeting was provided in conformity with this Section 2.4.

(c) When any meeting is convened, the presiding officer may adjourn the meeting if (i) no quorum is present for the transaction of business, (ii) the Board determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information which the Board determines has not been made sufficiently or timely available to stockholders, or (iii) the Board determines that adjournment is otherwise in the best interests of the Company. When any Annual Meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date and place, if any, to which the meeting is adjourned and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting; provided, however, that if the adjournment is for more than thirty (30) calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting shall be given to each stockholder of record entitled to vote thereat and each stockholder who, by applicable law or under the Certificate of Incorporation or these Bylaws, is entitled to such notice. At any adjourned meeting, any business may be transacted that may have been transacted at the original meeting.

2.5 Quorum.

A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by law, these Bylaws or the Certificate of Incorporation. If less than a quorum is present at a meeting, the Chairman of the meeting or the holders of voting stock representing a majority of the voting power present at the meeting may adjourn the meeting from time to time, and no other business may be transacted at any such meeting; thereafter, the meeting may be held as adjourned without further notice, except as provided in Section 2.4 of this Article II. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

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2.6 Voting and Proxies.

Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the stock ledger of the Company, unless otherwise provided by applicable law or by the Certificate of Incorporation. Stockholders may vote either (i) in person, (ii) by written proxy or (iii) by a transmission permitted by §212(c) of the DGCL. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission permitted by §212(c) of the DGCL may be substituted for or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Proxies shall be filed in accordance with the procedures established for the meeting of stockholders. Except as otherwise limited therein or as otherwise provided by applicable law, proxies authorizing a person to vote at a specific meeting shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Company receives a specific written notice to the contrary from any one of them.

2.7 Action at a Meeting.

The affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise provided in the Certificate of Incorporation or these Bylaws. Directors shall, except as otherwise required by law, these Bylaws or the Certificate of Incorporation, be elected by a majority of the votes cast by each class of shares entitled to vote at a meeting of stockholders, present and entitled to vote in the election. The Company shall not directly or indirectly vote any shares of its own stock; provided, however, that the Company may vote shares which it holds in a fiduciary capacity to the extent permitted by applicable law.

2.8 Stockholder Lists.

The Secretary or an Assistant Secretary (or the Company’s transfer agent or other person authorized by these Bylaws or by applicable law) shall prepare and make, at least ten (10) calendar days before every Annual Meeting, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for a period of at least ten (10) calendar days prior to the meeting in the manner provided by applicable law. The list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by applicable law. The list shall be made available (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours at the principal place of business of the Company; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) calendar days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) calendar day before such meeting date. If the meeting is to be held at a physical location, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The Company shall not be required to include electronic mail addresses or other electronic contact information on such list. Except as otherwise provided by applicable law, the stock ledger shall be the sole evidence of the identity of the stockholders entitled to examine the stock ledger, the list required by this Section 2.8 or to vote in person or by proxy at any meeting of the stockholders and the number of shares held by each stockholder.

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2.9 Presiding Officer; Organization.

(a) Except as otherwise required by law, the Chief Executive Officer of the Company or, if no such officer has been appointed or in his or her absence, the President of the Company or, in his or her absence, the chairman of the Board, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the secretary of the Company, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

(b) The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including the manner of voting and the conduct of business. The chairman shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

2.10 Inspectors of Elections.

The Company shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Company. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as are required by the DGCL, including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The presiding officer may review all determinations made by the inspectors, and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspectors. All determinations by the inspectors and, if applicable, the presiding officer, shall be subject to further review by any court of competent jurisdiction.

2.11 Conduct of Business.

(a) The chairman of any meeting of stockholders of the Company shall determine the order of business and the rules of procedure for the conduct of such meeting, including the manner of voting and the conduct of discussion as he or she determines to be in order. The chairman shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

(b) Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine and, as a condition to recognizing any such participant, requiring such participant to provide the chairman of the meeting with evidence of his or her name and affiliation, whether he or she is a stockholder or a proxy for a stockholder, and the class and series and number of shares of each class and series of capital stock of the Company which are owned beneficially and/or of record by such stockholder; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; (vi) restrictions on the use of audio or video recording devices at the meeting; (vii) actions to comply with any state and local laws and regulations concerning safety and security; (viii) removing any stockholder who refuses to comply with meeting procedures, rules or guidelines as established by the chairman of the meeting; and (ix) such other action as, in the discretion of the chairman of the meeting, is deemed necessary, appropriate or convenient for the proper conduct of the meeting.

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(c) The chairman of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a nomination or matter of business was not properly brought before the meeting and if such chairman should so determine, such chairman shall so declare to the meeting and any such nomination or matter of business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.12 Fixing a Record Date.

(a) For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose, the Board shall fix a date as the record date for any such determination of stockholders, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board. Such date in any case shall be not more than sixty (60) days, and in the case of a meeting of stockholders not less than ten (10) days, prior to the date of the meeting or event for the purposes of which it is fixed.

(b) When a record date is so fixed, only stockholders of record on that date shall be entitled to notice of and to vote at the meeting, or to receive the dividend, other distribution or the allotment of rights, or to exercise rights, as the case may be, notwithstanding any transfer of any shares of stock on the books of the Company after the record date. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 2.12, such determination shall, unless otherwise provided by the Board, also apply to any adjournment thereof.

(c) If no record date is fixed, (i) the record date for determining stockholders entitled to notice of or vote at a meeting of stockholders shall be at the close of business on the day preceding the day on which the notice is given, or, if notice is waived, at the close of business on the day preceding the day on which the meeting is held, and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.13 Consent of Stockholders to Corporate Action Without a Meeting.

(a) Any action required to be taken at any Annual Meeting, or any action that may be taken at any such Annual Meeting, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is (i) signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (ii) delivered to the Company in accordance with Section 228(a) of the DGCL.

(b) In order that the Company may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request that the Board fix a record date. The Board shall promptly, but in all events within ten (10) calendar days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board pursuant to the first sentence of this Section 2.13(b)). If no record date has been fixed by the Board pursuant to the first sentence of this Section 2.13(b) or otherwise within ten (10) calendar days after the date on which such written notice is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date after the expiration of such ten (10) day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Company’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board pursuant to the first sentence of this Section 2.13(b), the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board is required by applicable law shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

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(c) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days after the date the earliest dated consent is delivered to the Company, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Company in the manner prescribed in this Section 2.13. An electronic mail or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for purposes of this Section to the extent permitted by law. Any such consent shall be delivered in accordance with Section 228(d)(1) of the DGCL. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

(d) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing (including by electronic mail or other electronic transmission as permitted by law). If the action which is consented to is such as would have required the filing of a certificate under any section of the DGCL if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the DGCL.

2.14 Waiver of Notice.

Whenever notice is required to be given under any provision of the DGCL or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by electronic mail or other electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice, or any waiver of notice by electronic transmission, unless so required by the Certificate of Incorporation or these Bylaws.

ARTICLE III

DIRECTORS

3.1 Powers. The business and affairs of the Company shall be managed by or under the direction of the Board, who may exercise all of the powers of the Company except as otherwise provided by the Certificate of Incorporation or applicable law.

3.2 Number and Terms. Upon the adoption of these Bylaws, the number of directors constituting the Whole Board shall be at least three (3). Thereafter, the number of directors of the Company shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board. The entire Board shall stand for election or re-election by the stockholders at each Annual Meeting (in this case, to the exclusion of special meetings), and each director shall be elected to serve until his or her successor shall be elected and duly qualified or until his or her earlier death, resignation or removal in the manner as herein provided. Directors need not be stockholders.

3.3 Director Resignations; Newly Created Directors and Vacancies.

(a) Any director may resign at any time upon written notice to the attention of the secretary of the Company or, if there is no secretary in office, then to the attention of any other corporate officer or to the Board as a whole. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

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(b) Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board, be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall serve for a term expiring at the next Annual Meeting of stockholders (in this case, to the exclusion of special meetings) or until such director’s successor shall have been duly elected.

(c) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

(d) If any vacancy or newly created directorship has not been filled by director action as provided above, it may be filled by vote of the stockholders entitled to vote on such director, at an annual or special meeting of stockholders or by written consent of a majority of the stockholders so entitled to vote, subject to the other requirements set forth for stockholder voting at a meeting or by written consent set forth elsewhere in these Bylaws.

(e) If at any time, by reason of death or resignation or other cause, the Company should have no directors in office, then any officer or any stockholder entitled to vote or an executor, administrator, trustee or guardian of a stockholder entitled to vote, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder entitled to vote, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

(f) If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the Whole Board (as constituted immediately before any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.

3.4 Participation in Meetings by Conference Telephone.

Members of the Board, or of any committee thereof, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.5 Regular Meetings.

Regular meetings of the Board may be held at such date, time and place as shall from time to time be determined by the Board.

3.6 Special Meetings.

(a) Special meetings of the Board may be called by the Chairman of the Board, the President, the chief executive officer or by a majority of the Whole Board, and shall be held at such place, date and time as he, she or they shall fix.

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(b) Notice of the place, date and time of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail, charges prepaid, facsimile or electronic mail, addressed to each director at that director’s address as it is shown on the records of the Company. If the notice is mailed, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. If the notice is delivered personally, or by facsimile, electronic mail or telephone, it shall be delivered at least twenty-four (24) hours before the time of the holding of the meeting. The notice need not specify the place of the meeting, if the meeting is to be held at the principal executive office of the Company. Any and all business may be transacted at a special meeting, unless otherwise indicated in the notice thereof.

3.7 Quorum.

(a) At any meeting of the Board, a majority of the Whole Board shall constitute a quorum for all purposes, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall fail to attend any meeting, then a majority of the directors present may adjourn the meeting to another place, date or time, without further notice or waiver thereof.

(b) A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.8 Waiver of Notice.

Whenever notice of a Board meeting is required to be given under any provision of the DGCL or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by electronic mail or other electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice or any waiver by electronic transmission, unless so required by the Certificate of Incorporation or these Bylaws.

3.9 Conduct of Business; Board Action by Written Consent without a Meeting.

(a) At any meeting of the Board, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided in these Bylaws or by law.

(b) Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.10 Compensation of Directors.

The Board, or a designated committee thereof, shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board, and may be paid a fixed sum for attendance at each meeting of the Board, or paid a stated salary or paid other compensation as director. No such compensation shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings.

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3.11 Approval of Loans to Officers.

Subject to applicable law, including Section 13(k) of the Exchange Act, the Company may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Company or of its subsidiary, including any officer or employee who is a director of the Company or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Company. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of stock of the Company. Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Company at common law or under any statute.

3.12 Removal of Directors.

Subject to the rights of the holders of any series of preferred stock that may be designated from time to time to elect additional directors under specified circumstances, if any, as elected by the holders of any series of preferred stock, and subject to any limitation imposed by law, any individual director or directors may be removed, with or without cause, only by the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally at an election of directors, voting together as a single class.

3.13 Chairman of the Board of Directors.

The Company may have, at the discretion of the Board, a chairman of the Board who shall not be considered solely by virtue of holding such position to be an officer of the Company.

ARTICLE IV

COMMITTEES

4.1 Committees of Directors.

The Board may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent members at any meeting of the committee. In the absence of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board to act at the meeting in the place of the absent member. Any Board committee may create one or more subcommittees, each subcommittee to consist of one or more members of such committee, and delegate to the subcommittee any or all of the powers and authority of the committee.

4.2 Committee Minutes.

Each committee shall keep regular minutes of its meetings and maintain them in the Company’s official minute book.

4.3 Conduct of Business.

(a) Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-half of the members shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

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(b) The Board may adopt rules for the governance of any committee not inconsistent with these Bylaws.

ARTICLE V

OFFICERS

5.1 Officers.

The officers of the Company shall be a President, a Secretary, and a Chief Financial Officer. The Company may also have, at the discretion of the Board, a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and any such other officers as may be appointed in accordance with these Bylaws. Any number of offices may be held by the same person.

5.2 Appointment of Officers.

The officers of the Company, except such officers as may be appointed in accordance with Sections 5.3 or 5.5 of these Bylaws, shall be appointed by the Board.

5.3 Subordinate Officers.

The Board may appoint or empower the chief executive officer or the president to appoint such other officers and agents as the business of the Company may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board or such other officer may from time to time determine. The Board may empower the chief executive officer or the president to define the authority and duties of such subordinate officers.

5.4 Removal and Resignation of Officers.

(a) Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

(b) Any officer may resign at any time by giving written notice to the secretary of the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice (unless the officer is removed before such later time); and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

5.5 Vacancies in Offices.

Any vacancy occurring in any office of the Company shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

5.6 Chief Executive Officer.

Subject to such supervisory powers, if any, as may be given by the Board to the chairman of the Board, if any, the Chief Executive Officer of the Company (if such an officer is appointed) shall, subject to the control of the Board, have general supervision, direction, and control of the business and the officers of the Company. He or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the Board, at all meetings of the Board, shall have the general powers and duties of management usually vested in the office of chief executive officer of a Company and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.

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5.7 President.

Subject to such supervisory powers, if any, as may be given by the Board to the chairman of the Board, if there is one, or to the Chief Executive Officer, if such an officer is appointed, the President shall be the principal executive officer of the Company and shall, subject to the control of the Board, have general supervision, direction, and control of the business and other officers of the Company. He or she shall have the general powers and duties of management usually vested in the office of president of a Company and such other powers and duties as may be prescribed by the Board or these Bylaws.

5.8 Vice Presidents.

In the absence or disability of the Chief Executive Officer and president, the Vice Presidents, if any, in order of their rank as fixed by the Board or, if not ranked, a Vice President designated by the Board, shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively (in order of priority) by the Board, the Chief Executive Officer or the President.

5.9 Secretary.

The Secretary shall keep or cause to be kept, at the principal executive office of the Company or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the Company or at such other place as may be designated by the Board, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board required to be given by law or by these Bylaws. He or she shall keep the seal of the Company, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board, by custom or by these Bylaws.

5.10 Chief Financial Officer.

The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares.

The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Company with such depositories as may be designated by the Board. He or she shall disburse the funds of the Company as may be ordered by the Board, shall render to the President, the Chief Executive Officer, or the directors, upon request, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Company, and shall have other powers and perform such other duties as may be prescribed by the Board, by custom or by these Bylaws.

5.11 Action With Respect to Securities of Other Corporations.

Unless otherwise directed by the Board, the chief executive officer, the President or any officer of the Company authorized by the chief executive officer or the president is authorized to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which the Company may hold securities and otherwise to exercise any and all rights and powers which the Company may possess by reason of its ownership of securities in such other corporation.

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5.12 Delegation of Authority.

Notwithstanding any other provision in these Bylaws, the Board may from time to time delegate the powers or duties of any officer to any other officers or agents.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS

6.1 Indemnification of Directors and Officers.

Each person who was or is made a party to or is threatened to be made a party to, witness or other participant in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or officer of the Company (an “Indemnitee”), whether the basis of the Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified by the Company to the fullest extent authorized by the DGCL or other applicable state law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide before such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by Indemnitee in connection therewith; provided, however, the Company shall not indemnify any such Indemnitee in connection with a Proceeding (or part thereof) (i) initiated by such Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Proceeding or (ii) made on account of Indemnitee’s conduct which constitutes a breach of Indemnitee’s duty of loyalty to the Company or its stockholders, or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law. For purposes of this Section 6.1, a “director” or “officer” of the Company includes any person who (i) is or was a director or officer of the Company, (ii) is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) was a director or officer of a corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation.

6.2 Indemnification of Others.

The Company shall have the power, to the maximum extent and in the manner permitted by the DGCL or other applicable state law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide before such amendment), to indemnify each of its employees and agents against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such employees and agents in connection therewith; provided, however, the Company shall not indemnify any such employee or agent in connection with a Proceeding (or part thereof) (i) initiated by such employee or agent against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Proceeding or (ii) made on account of such employee’s or agent’s conduct which constitutes a breach of such employee’s or agent’s duty of loyalty to the Company or its stockholders, or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law. For purposes of this Section 6.2, an “employee” or “agent” of the Company includes any person other than a director or officer who (i) is or was an employee or agent of the Company, (ii) is or was serving at the request of the Company as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) was an employee or agent of a corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation.

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6.3 Payment of Expenses In Advance .

Expenses incurred in defending any Proceeding for which indemnification is required pursuant to Section 6.1 shall be, or for which indemnification is permitted pursuant to Section 6.2 following authorization thereof by the Board may be, paid by the Company in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnified party is not entitled to be indemnified as authorized in this Article VI.

6.4 Indemnity Not Exclusive.

The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

6.5 Insurance.

The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of the DGCL.

ARTICLE VII

RECORDS AND REPORTS

7.1 Maintenance and Inspection of Records.

(a) The Company shall, either at its principal executive offices or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books and other records.

(b) Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Company’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Company at its registered office in Delaware or at its principal place of business.

7.2 Inspection by Directors.

Any director shall have the right to examine the Company’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director.

ARTICLE VIII

GENERAL MATTERS

8.1 Checks.

From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Company, and only the persons so authorized shall sign or endorse those instruments.

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8.2 Execution of Corporate Contracts and Instruments.

The Board may, except as otherwise provided in these Bylaws, authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Company; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3 Stock Certificates.

The shares of the Company may be represented by certificates, but shall not be required to be so represented. Every stockholder shall be entitled to have a certificate signed by, or in the name of the Company by the chairman or vice-chairman of the Board, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Company upon request of the stockholder. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. No stock certificates will be issued in bearer form.

8.4 Special Designation on Certificates.

If the Company is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Company may issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Company shall issue to represent such class or series of stock a statement that the Company will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.5 Lost Certificates.

Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Company and cancelled at the same time. The Company may issue a new certificate of stock in the place of any certificate previously issued by it, alleged to have been lost, stolen, mutilated or destroyed, and the Company may require the owner of the lost, stolen, mutilated or destroyed certificate, or the owner’s legal representative, to give the Company an affidavit attesting to such loss, theft, mutilation or destruction together with a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of such new certificate.

8.6 Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation (or other entity) and a natural person.

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8.7 Fiscal Year.

The fiscal year of the Company shall be fixed by resolution of the Board and may be changed by the Board.

8.8 Seal.

The Company may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

8.9 Transfers of Stock .

Subject to any restrictions on transfer and unless otherwise provided by the Board, shares of stock may be transferred only on the books of the Company by the surrender to the Company or its transfer agent of the certificate theretofore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Company or its transfer agent may reasonably require.

8.10 Registered Stockholders.

The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

8.11 Facsimile Signature.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Company may be used whenever and as authorized by the Board or a committee thereof.

8.12 Conflict.

In the event of any conflict between any provision in these Bylaws and in the Corporation’s Certificate of Incorporation, the provision in the Certificate of Incorporation shall control.

ARTICLE IX

AMENDMENTS

The Bylaws of the Company may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that no bylaw may be adopted, amended or repealed by the stockholders except by the vote or written consent of the holders of at least 66-2/3% of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally at an election of directors, voting together as a single class. The Company may, in its Certificate of Incorporation, confer the power to adopt, amend or repeal Bylaws upon the Board. The fact that such power has been so conferred upon the Board shall not divest the stockholders of the power, nor limit their power, to adopt, amend or repeal Bylaws as set forth in this Article IX.

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